Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA Technologies, Inc. Announces Strong

Second Quarter Improvements in Revenue and Results

THE WOODLANDS, Texas, August 8, 2019 / PR Newswire / - TETRA Technologies, Inc. (“TETRA”) (NYSE:TTI) announced consolidated second quarter net loss before discontinued operations of $8.2 million, compared to $18.7 million in the first quarter of 2019 and $12.1 million in the same quarter of last year.  Net loss per share before discontinued operations(1) during the second quarter was $0.06 per share and compared to a net loss per share of $0.09 in the first quarter of this year and a net loss per share of $0.05 in the second quarter of 2018.  Adjusted per share(2) loss in the second quarter before discontinued operations and excluding special items, was a loss of $0.02 and compares to adjusted per share loss of $0.04 in the first quarter and adjusted earnings per share of $0.03 in the second quarter of 2018.

Brady M. Murphy, TETRA’s Chief Executive Officer, stated, “I’m very pleased with our second quarter performance.  We achieved sequential Adjusted EBITDA(2) improvement across all three of our segments and record high gross margins and utilization for our compression services equipment since the acquisition of Compressor Systems, Inc. in 2014. In a challenging macro environment we exceeded $50 million of Adjusted EBITDA, the highest Adjusted EBITDA since the third quarter of 2015.

“Consolidated revenue was $289 million in the second quarter, increasing 18% sequentially and was up 11% year on year despite the North America land rig count declining 5% from the second quarter of last year.  Adjusted EBITDA of $50 million was up 38% sequentially and 8% from the second quarter of last year.

“Our Completion Fluids & Products Division is experiencing high demand for our services and products in both the Gulf of Mexico and international offshore markets, with meaningful pricing improvements as reflected in our $14.6 million net income before taxes and 22.4% Adjusted EBITDA as a percent of revenue, which is up sequentially by 560 basis points.  During the second quarter we signed a contract to provide TETRA CS Neptune® completion fluids for a deepwater Gulf of Mexico project, with the project expected to be completed towards the end of the third quarter. Furthermore, working with Halliburton and through some of our own initiatives we have been technically qualified or are in the process of qualifying TETRA CS Neptune® completion fluids with six major operators for future projects.

“Water & Flowback Services net income before taxes was $2.5 million.  Adjusted EBITDA as a percent of revenue improved sequentially to 14.9% on slightly lower revenue from the first quarter of 2019, as we continue to focus on integrated projects utilizing our automation capabilities.  We are also expanding our first large water treatment and recycling facility in the Permian Basin to be able to treat up to 100,000 barrels per day, up from current capacity of 60,000 barrels per day.

“Compression revenue increased sequentially on much higher new equipment shipments and stronger after-market services.  Compression services gross margins and utilization were at record highs since the acquisition of Compressor Systems, Inc., driven by increased prices, higher utilization of equipment, cost actions and the deployment of new service equipment at much higher pricing.  The overall fundamentals for the Compression business have not changed and the Compression segment remains one of the strongest segments in the industry.”

Operating Segments

Completion Fluids & Products

Completion Fluids & Products revenue was $79.8 million in the second quarter of 2019, an increase of 30% from the first quarter of 2019 on stronger offshore fluids sales in the Gulf of Mexico and Eastern Hemisphere, in addition to the seasonally strong Northern Europe industrial chemicals business.  Completion Fluids & Products income before taxes was $14.6 million, or 18.3% of revenue.  Adjusted EBITDA of $17.9 million increased by $7.5 million sequentially and was 22.4% of revenue.  The improvements also included a small amount of TETRA CS Neptune® completion fluids revenue.

Water and Flowback Services

Water & Flowback Services second quarter 2019 revenue decreased 7% sequentially to $73.1 million.  Income before taxes was $2.5 million, or 3.4% of revenue.  However, Adjusted EBITDA increased 8% sequentially to $10.9 million, despite the sequential revenue drop.  Adjusted EBITDA as a percent of revenue improved to 14.9% in the second quarter of 2019 from 12.8% in the first quarter driven by our transition towards integrated projects with automation and a reduction in the first quarter transition costs from smaller independents to major operators.  In addition to a ramp up in the recycling projects, we successfully launched our second generation sand cyclone equipment and technology during the second quarter, which is designed to achieve more than 85% sand recovery efficiency.  Early results indicate that in some cases, we are able to achieve up to 95% sand recovery efficiencies with this technology.  Our new automated de-sanding unit and technology is currently seeing good results in field trials and we expect to launch this technology shortly as well.

Compression

Second quarter Compression revenue increased 31% from the first quarter of 2019, to $136 million, and was 36% above the second quarter of last year.  Compression services gross margins were 52.7%, up 450 basis points from the first quarter of 2019 and overall fleet utilization was 89.1%, both of which are the highest since the acquisition of Compressor System, Inc.  As of June 30, 2019, total active operating horsepower was 1,029,045, a sequential improvement of over 11,500 horsepower. In the second quarter we also took an impairment charge to write-off 441 low horsepower GasJack units with a total of 20,286 horsepower, which we have decided to dispose.  That impairment is reflected in our compression services fleet’s horsepower and utilization metrics. Compression net loss before taxes was $3.5 million, an improvement from the net loss of $7.8 million in first quarter of 2019.  Second quarter 2019 Adjusted EBITDA of $32.8 million increased 26% from the first quarter of 2019 primarily due to higher new equipment sales and aftermarket activity.  We received new equipment orders of $18 million in the second quarter of 2019, up from $11 million in the first quarter of this year.  New equipment sales backlog decreased to $60 million at June 30, 2019 from $94 million at the end of the previous quarter.

A summary of key financial metrics for the second quarter is as follows:

Second Quarter 2019 Results
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Thousands, Except per Share Amounts)
Revenue	$288,796	$243,728	$260,072
Loss before discontinued operations	(8,201)	(18,674)	(12,132)
Adjusted EBITDA before discontinued operations (2)	50,084	36,331	46,285
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.06)	(0.09)	(0.05)
Adjusted EPS attributable to TETRA stockholders (2)	(0.02)	(0.04)	0.03
GAAP net cash provided (used) by operating activities	30,965	7,412	19,134
TETRA only adjusted free cash flow from continuing operations (2)	$3,117	$(34,920)	$18,018
(1)	Refers to net loss per share before discontinued operations attributable to TETRA stockholders.
(2)

These financial measures are not in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see Schedules E, F, G, H, I and J for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure.)

Free Cash Flow and Balance Sheet

Consolidated cash provided from operating activities for the second quarter was $31.0 million.  TETRA only adjusted free cash flow from continuing operations in the second quarter was $3.1 million and compares to a use of cash of $34.9 million in first quarter of 2019 (see Schedules I and J for a reconciliation of these non-GAAP financial measures).  We have historically consumed cash in the first quarter of the year and have generated cash in the second half of the year, reflecting the seasonality of some of our businesses.  We continue to believe that TETRA only adjusted free cash flow from continuing operations will be positive for the full year and above last year’s levels.  Consolidated net debt was $830 million, while TETRA only net debt was $200 million (see Schedule H for a reconciliation of these non-GAAP financial measures).  At the end of the second quarter of 2019, TETRA only non-restricted cash was $22 million.

Special items

Special items in the second quarter, including Discontinued Operations are detailed on Schedule F, and include the following:

•	$2.3 million non-cash expense related to an impairment of low horsepower compression equipment to be disposed of
•	$1.8 million expense related to the retirement of our prior CEO
•	$1.5 million non-cash income for TETRA stock warrant fair value adjustment
•	$0.5 million expense related to the cash redemption of CSI Compressco’s Series A Convertible Preferred Units
•	$0.4 million non-cash income for the fair value adjustment of the SwiftWater earn-out obligation
•	$0.1 million non-cash expense for the fair value adjustment of CSI Compressco’s Series A Convertible Preferred Units
•	$0.2 million expense for other charges

Additionally, a normalized tax rate of 21% is reflected in Adjusted Net Income, as shown on Schedule F.

Conference Call

TETRA will host a conference call to discuss these results today, August 8, 2019, at 10:30 a.m. EST. The phone number for the call is 1-888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10127860, for one week following the conference call and the archived webcast call will be available through the Company’s website for 30 days following the conference call.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: 281.367.1983, Fax: 281.364.4346, www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

Schedule F: Special Items

Schedule G: Non-GAAP Reconciliation to GAAP Financials

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow From Continuing Operations

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected benefits from the acquisition of SwiftWater Energy Services and expected results of operational business segments for 2019, including levels of CSI Compressco’s cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In Thousands, Except per Share Amounts)
Revenues	$288,796	$260,072	$532,524	$459,453

Cost of sales, services, and rentals	206,302	183,292	383,046	328,249
Depreciation, amortization, and accretion	31,817	28,979	62,445	55,420
Impairments and other charges	2,311	—	2,457	—
Total cost of revenues	240,430	212,271	447,948	383,669
Gross profit	48,366	47,801	84,576	75,784

General and administrative expense	36,295	33,617	70,572	64,420
Interest expense, net	18,529	18,379	36,908	33,352
Warrants fair value adjustment (income) expense	(1,520)	2,195	(1,113)	201
CCLP Series A Preferred Units fair value adjustment (income) expense	146	(512)	1,309	846
Other (income) expense, net	627	3,808	(324)	6,584
Loss before taxes and discontinued operations	(5,711)	(9,686)	(22,776)	(29,619)
Provision for income taxes	2,490	2,446	4,099	3,570
Loss before discontinued operations	(8,201)	(12,132)	(26,875)	(33,189)
Discontinued operations:
Loss from discontinued operations (including 2018 loss on disposal of $31.5 million), net of taxes	(345)	(21)	(771)	(41,727)
Net loss	(8,546)	(12,153)	(27,646)	(74,916)
Less: loss attributable to noncontrolling interest	1,633	6,188	9,895	15,303
Net loss attributable to TETRA stockholders	$(6,913)	$(5,965)	$(17,751)	$(59,613)

Basic per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.06)	$(0.05)	$(0.13)	$(0.14)
Loss from discontinued operations attributable to TETRA stockholders	$0.00	$0.00	$(0.01)	$(0.33)
Net loss attributable to TETRA stockholders	$(0.06)	$(0.05)	$(0.14)	$(0.47)
Weighted average shares outstanding	125,612	122,474	125,646	125,553

Diluted per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.06)	$(0.05)	$(0.13)	$(0.14)
Loss from discontinued operations attributable to TETRA stockholders	$0.00	$0.00	$(0.01)	$(0.33)
Net loss attributable to TETRA stockholders	$(0.06)	$(0.05)	$(0.14)	$(0.47)
Weighted average shares outstanding	125,612	122,474	125,646	125,553

Schedule B: Financial Results By Segment (Unaudited)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$79,767	$76,556	$141,348	$129,660
Water & Flowback Services Division	73,124	83,646	151,802	144,721
Compression Division	135,905	99,924	239,374	185,346
Eliminations and other	—	(54)	—	(274)
Total revenues	$288,796	$260,072	$532,524	$459,453

Gross profit (loss) by segment:
Completion Fluids & Products Division	$19,809	$14,396	$30,472	$21,082
Water & Flowback Services Division	7,490	18,631	16,341	30,035
Compression Division	21,235	14,933	38,094	24,973
Corporate overhead and eliminations	(168)	(159)	(331)	(306)
Total gross profit	$48,366	$47,801	$84,576	$75,784

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$14,614	$9,981	$20,800	$12,430
Water & Flowback Services Division	2,460	8,311	4,691	14,859
Compression Division	(3,483)	(8,655)	(11,284)	(22,673)
Corporate overhead and eliminations	(19,302)	(19,323)	(36,983)	(34,235)
Total income (loss) before taxes	$(5,711)	$(9,686)	$(22,776)	$(29,619)

Please note that the above results by Segment include special charges and expenses. Please see Schedule F for details of those special charges and expenses.

(1)	Excludes discontinued operations

Schedule C: Consolidated Balance Sheet (Unaudited)

	June 30, 2019	December 31, 2018
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$25,979	$40,038
Accounts receivable, net	195,424	187,592
Inventories	138,424	143,571
Assets of discontinued operations	—	1,354
Note receivable, including accrued interest	7,627	7,544
Other current assets	25,392	20,592
PP&E, net	860,435	853,931
Operating lease right-of-use assets	57,924	—
Other assets	127,981	130,905
Total assets	$1,439,186	$1,385,527

Liabilities of discontinued operations	$2,510	$4,145
Other current liabilities	204,952	196,206
Long-term debt (1)	856,482	815,560
Long-term portion of asset retirement obligations	12,468	12,202
CCLP Series A Preferred	7,894	27,019
Warrants liability	960	2,073
Operating lease liabilities	47,398	—
Other long-term liabilities	11,831	15,573
Equity	294,691	312,749
Total liabilities and equity	$1,439,186	$1,385,527

(1)	Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt (Unaudited)

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under an asset-based bank credit agreement and term credit agreement, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate asset-based bank credit agreement and two series of senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	June 30, 2019	December 31, 2018
	(In Thousands)
TETRA
Asset-Based Credit Agreement	$18,507	$—
Term Credit Agreement	203,602	182,547
TETRA total debt	222,109	182,547
Less current portion	—	—
TETRA total long-term debt	$222,109	$182,547

CSI Compressco LP
CCLP Credit Agreement	—	—
7.25% Senior Notes	290,615	289,797
7.50% Senior Secured Notes	343,758	343,216
Total debt	634,373	633,013
Less current portion	—	—
CCLP total long-term debt	$634,373	$633,013
Consolidated total long-term debt	$856,482	$815,560

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release may include the following non-GAAP financial measures for the Company: net debt; adjusted consolidated and segment income (loss) before taxes and special charges; adjusted diluted earnings (loss) per share before discontinued operations; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations; and segment adjusted EBITDA as a percent of revenue. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule F: Special Items (Unaudited)

	Three Months Ended
	June 30, 2019
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(2,545)	$(530)	$(11)	$(2,004)	$(0.02)
Stock Warrant fair value adjustment	1,520	319	—	1,201	0.01
Convertible Series A preferred fair value adjustments	(146)	(35)	(74)	(37)	(0.00)
5% Cash Redemption on CCLP Series A Preferred	(546)	(115)	(278)	(153)	(0.00)
SwiftWater Earnout adjustment	400	84	—	316	0.00
Lee Plant Facility Vandalism	289	61	—	228	0.00
CEO Retirement	(1,843)	(387)	—	(1,456)	(0.01)
Transaction Expense	(376)	(79)	(168)	(129)	(0.00)
Inventory Adjustment	(153)	(32)	(68)	(53)	(0.00)
Impairments and other charges	(2,311)	(485)	(1,034)	(792)	(0.01)
Effect of deferred tax valuation allowance and other related tax adjustments	—	3,689	—	(3,689)	(0.03)
Net income (loss) before discontinued operations	(5,711)	2,490	(1,633)	(6,568)	(0.06)
Loss from discontinued operations				(345)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(6,913)	$(0.06)

	Three Months Ended
	March 31, 2019
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(14,841)	$(3,324)	$(6,472)	$(5,045)	$(0.04)
Stock Warrant fair value adjustment	(407)	(85)	—	(322)	0.00
Convertible Series A preferred fair value adjustments	(1,163)	(244)	(1,333)	414	0.00
5% Cash Redemption on CCLP Series A Preferred	(372)	(78)	(457)	163	0.00
SwiftWater Earnout adjustment	400	84	—	316	0.00
Lee Plant Facility Vandalism	(536)	(113)	—	(423)	0.00
Impairments and other charges	(146)	(31)	—	(115)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	5,400	—	(5,400)	(0.04)
Net income (loss) before discontinued operations	(17,065)	1,609	(8,262)	(10,412)	(0.09)
Loss from discontinued operations				(426)	(0.00)
Net Income (loss) attributable to TETRA stockholders, as reported				$(10,838)	$(0.09)

	Three Months Ended
	June 30, 2018
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges	$(3,620)	$(343)	$(6,593)	$3,316	$0.03
Severance expense	(43)	(9)	(9)	(25)	0.00
Stock warrant fair value adjustment	(2,195)	(461)	—	(1,734)	(0.01)
Convertible Series A preferred fair value adjustments	512	108	414	(10)	0.00
Transaction costs	(40)	(8)	—	(32)	0.00
SwiftWater Earnout Adjustment	(4,300)	(903)	—	(3,397)	(0.03)
Effect of deferred tax valuation allowance and other related tax adjustments	—	4,062	—	(4,062)	(0.03)
Net income (loss) before discontinued operations	(9,686)	2,446	(6,188)	(5,944)	(0.05)
Loss from Discontinued Operations				(21)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				(5,965)	$(0.05)

Schedule G: Non-GAAP Reconciliation to GAAP Financials (Unaudited)*

	Three Months Ended
	June 30, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$14,614	$(289)	$14,325	$(157)	$3,723	$—	$17,891
Water & Flowback Services Division			2,460	(400)	2,060	(8)	8,871	—	10,923
Compression Division			(3,483)	3,607	124	12,998	19,054	590	32,766
Eliminations and other			1	—	1	—	(3)	—	(2)
Subtotal			13,592	2,918	16,510	12,833	31,645	590	61,578
Corporate and other			(19,303)	268	(19,035)	5,696	172	1,673	(11,494)
TETRA excluding Discontinued Operations	$(8,201)	$2,490	$(5,711)	$3,186	$(2,525)	$18,529	$31,817	$2,263	$50,084

	March 31, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$6,186	$683	$6,869	$(179)	$3,665	$—	$10,355
Water & Flowback Services Division			2,231	(400)	1,831	4	8,267	—	10,102
Compression Division			(7,801)	1,610	(6,191)	13,213	18,532	365	25,919
Eliminations and other			6	—	6	(1)	(4)	—	1
Subtotal			622	1,893	2,515	13,037	30,460	365	46,377
Corporate and other			(17,687)	331	(17,356)	5,342	168	1,800	(10,046)
TETRA excluding Discontinued Operations	$(18,674)	$1,609	$(17,065)	$2,224	$(14,841)	$18,379	$30,628	$2,165	$36,331

	Three Months Ended
	June 30, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$9,981	$—	$9,981	$(131)	$3,875	$—	$13,725
Water & Flowback Services Division			8,311	4,330	12,641	(1)	7,497	—	20,137
Compression Division			(8,655)	(499)	(9,154)	13,634	17,448	496	22,424
Eliminations and other			4	—	4	—	(5)	—	(1)
Subtotal			9,641	3,831	13,472	13,502	28,815	496	56,285
Corporate and other			(19,327)	2,236	(17,091)	4,877	164	2,050	(10,000)
TETRA excluding Discontinued Operations	$(12,132)	$2,446	$(9,686)	$6,067	$(3,619)	$18,379	$28,979	$2,546	$46,285

* Excludes the impact from discontinued operations.

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt (Unaudited)

The cash and debt positions of TETRA and CSI Compressco LP as of June 30, 2019, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	June 30, 2019
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$21.7	$4.3	$26.0

Carrying value of long-term debt:
Asset-Based Credit Agreement	18.5	—	18.5
Term Credit Agreement	203.6	—	203.6
Senior Notes outstanding	—	634.4	634.4
Net debt	$200.4	$630.1	$830.5

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow (Unaudited) *

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$30,965	$7,412	$19,134
ARO settlements	—	—	—
Capital expenditures, net of sales proceeds	(27,345)	(32,045)	(38,318)
Consolidated adjusted free cash flow	$3,620	$(24,633)	$(19,184)

CSI Compressco LP
Net cash provided (used) by operating activities	$8,710	$31,632	$(3,908)
Capital expenditures, net of sales proceeds	(16,434)	(23,152)	(30,223)
CSI Compressco free cash flow	$(7,724)	$8,480	$(34,131)

TETRA Only
Cash from operating activities	$22,255	$(24,220)	$23,042
ARO settlements	—	—	—
Investment in CCLP Compressors	(8,740)	(2,402)	—
Capital expenditures, net of sales proceeds	(10,911)	(8,893)	(8,095)
Free cash flow before ARO settlements	2,604	(35,515)	14,947
Distributions from CSI Compressco LP	168	169	2,992
Adjusted TETRA only free cash flow	$2,772	$(35,346)	$17,939

     * Includes the impact from discontinued operations.  See schedule J to exclude the impact from discontinued operations.

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow From Continuing Operations (Unaudited)

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018

	(In Thousands)
TETRA Only
Cash from operating activities	$ 22,255	$ (24,220)	$ 23,042

Less: Discontinued operations operating activities (adjusted EBITDA)	(345)	(426)	(21)

Cash from continued operating activities	22,600	(23,794)	23,063

Less: Continuing operations capital expenditures	(10,911)	(8,893)	(8,037)
Less: Investment in CCLP Compressors	(8,740)	(2,402)	__

Plus: Distributions from CSI Compressco LP	168	169	2,992

TETRA only adjusted free cash flow from continuing operations	$ 3,117	$ (34,920)	$ 18,018